                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about March 26, 1998) of our report dated October 3, 1997, on our audit of the financial statements of Bayard Drilling Technologies, Inc. as of June 30, 1997, and the six months then ended. We also consent to the references to our firm under the caption "Independent Public Accountants."




                                             /s/ Coopers & Lybrand, L.L.P.
                                             Coopers & Lybrand, L.L.P.


Oklahoma City, OK
March 26, 1998